EXHIBIT 23
TO
FORM 10-K FOR 1999


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-69633 and 333-86137) of Convergys Corporation of our report dated February 11, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 27, 2000